Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
One Manhattan West
New York, NY 10001	FIRM/AFFILIATE

TEL: (212) 735-3000	OFFICES

FAX: (212) 735-2000	BOSTON
www.skadden.com	CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
July 19, 2022	SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017

Re:	Global Business Travel Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Global Business Travel Group, Inc., a Delaware corporation (the “Company”), in connection with (a) the issuance of up to 75,986,935 shares (collectively, the “Primary Shares”) of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), comprising (i) the shares of Class A Common Stock issuable upon the exercise of 27,227,000 outstanding public warrants (the “public warrants”) that were issued pursuant to the Warrant Agreement, dated November 16, 2020, by and between Apollo Strategic Growth Capital, a Cayman Islands exempted company (“APSG”), and Continental Stock Transfer & Trust Company (including the form of Warrant Certificate included therein, the “IPO Warrant Agreement”), (ii) the shares of Class A Common Stock issuable upon exercise of 12,224,134 outstanding private placement warrants (the “private placement warrants”) that were issued pursuant to the IPO Warrant Agreement, and (iii) 36,535,801 shares of Class A Common Stock issuable upon the exercise of options to purchase shares of Class A Common Stock (“GBTG Options”) which were converted from options (“GBT MIP Options”) to purchase shares of GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“Legacy GBT”), issued in connection with the Business Combination Agreement, dated as of December 2, 2021 (the “Business Combination Agreement”), by and between APSG and Legacy GBT and granted under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (or any predecessor plan), effective as of December 2, 2021 (the “A&R MIP”), (b) the resale by the selling securityholders (the “Selling Securityholders”) of up to 492,628,569 shares of Class A Common Stock (collectively, the “Issued Shares”), comprising (i) 12,224,134 shares of Class A Common Stock issuable upon exercise of private placement warrants, (ii) 10,000 shares of Class A Common Stock issuable upon exercise of public warrants held by certain of the Company’s officers and directors, (iii) 394,448,481 shares of Class A Common Stock issuable upon exchange of Ordinary B shares of Legacy GBT (“GBT Ordinary B Shares”) held by American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited, an exempted segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands and EG Corporate Travel Holdings LLC, a Delaware limited liability company (together, the “Continuing JerseyCo Owners”), and any exchanges of GBT Ordinary Shares are to be made pursuant to the Exchange Agreement, dated May 27, 2022 (the "Exchange Agreement”), by and among the Company, Legacy GBT and the Continuing JerseyCo Owners, (iv) 14,435,817 shares of Class A Common Stock issuable upon the conversion of C Ordinary Shares of Legacy GBT (the “earnout shares”) held by certain of the Company’s officers and directors and the Continuing JerseyCo Owners, (v) 18,739,887 shares of Class A Common Stock issuable upon the exercise of GBTG Options held by certain of the Company’s officers and directors, (vi) 32,350,000 shares of Class A Common Stock issued pursuant to Subscription Agreements, dated December 2, 2021 (collectively the “Subscription Agreements,” and together with the Business Combination Agreement, the A&R MIP and the Exchange Agreement, the “Issued Share Agreements”) and (vii) 20,420,250 shares of Class A Common Stock held by certain directors of APSG and APSG Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and (c) the resale by certain of the Selling Securityholders of 12,224,134 private placement warrants and 10,000 public warrants (collectively, the “Secondary Warrants” and collectively with the Primary Shares and the Issued Shares, the “Securities”).

Global Business Travel Group, Inc.

July 19, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-1 (File No. 333- 261820) of the Company relating to the Securities filed on December 2, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Pre-Effective Amendments No. 1 through No. 4 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 4, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)            an executed copy of a certificate of Eric J. Bock, Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c)            a copy of certain resolutions of the Board of Directors of APSG prior to the business combination adopted on August 6, 2020 (the “IPO Board Resolutions”), certified pursuant to the Secretary’s Certificate;

(d)            copies of certain resolutions of the Board of Directors of APSG prior to the business combination adopted on December 2, 2021 (the “APSG Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

Global Business Travel Group, Inc.

July 19, 2022

(e)            copies of certain resolutions of the Board of Directors of APSG adopted prior to the domestication on April 19, 2022 (the “APSG Pre-Domestication Resolutions”), certified pursuant to the Secretary’s Certificate;

(f)            copies of certain resolutions of the Board of Directors of APSG following the domestication adopted on May 24, 2022 (the “APSG Post-Domestication Resolutions”), certified pursuant to the Secretary’s Certificate;

(g)            a copy of certain resolutions of the Board of Directors of the Company adopted on December 2, 2021 (the “Company Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(h)            a copy of certain resolutions of the Board of Directors of the Company adopted on May 27, 2022 (the “Company Closing Resolutions”), certified pursuant to the Secretary’s Certificate;

(i)            a copy of the Company’s Certificate of Incorporation as in effect as of the date of the Company Business Combination Resolutions and as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(j)            a copy of the Company’s By-Laws, as amended and restated and as in effect as of the date of the Company Business Combination Resolutions and as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(k)            an executed copy of the IPO Warrant Agreement;

(l)            an executed copy of the Amended and Restated Registration Rights Agreement, dated as of May 27, 2022, by and among the Company, the Sponsor, the Continuing JerseyCo Owners, and certain other parties thereto (the “Amended and Restated Registration Rights Agreement”);

(m)            executed copies of the Issued Share Agreements; and

(n)            a certificate, dated July 19, 2022, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

Global Business Travel Group, Inc.

July 19, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Issued Share Agreements, the Amended and Restated Registration Rights Agreement and the IPO Warrant Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Primary Shares, when issued in accordance with the terms of the IPO Warrant Agreement by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.

2.            The Issued Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

3.           The Secondary Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Global Business Travel Group, Inc.

July 19, 2022

The opinions stated herein are subject to the following qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)            we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(d)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document with respect to the choice of law or the choice of forum of the parties to such Transaction Document and we have assumed that such choices are valid and effective under all applicable laws; and

(g)            we do not express any opinion whether the execution or delivery of any Transaction Agreement by the Company or the performance by the Company of its obligations under any Transaction Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)            neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(iii) with respect to the Opined on Law);

(b)            neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined on Law);

(c)            (i) an appropriate account statement evidencing the Securities credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Securities has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Securities or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Securities delivered pursuant to the applicable Transaction Agreements shall not be less than the per share par value of the Securities;

(d)            the Transaction Agreements have not been amended, restated, supplemented or otherwise modified, that the Transaction Agreements have been duly authorized by all requisite corporate action of the Company and that the Transaction Agreements, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except that we do not make the assumption set forth in this clause (d) with respect to the Secondary Warrants); and

Global Business Travel Group, Inc.

July 19, 2022

(e)            the issuance of the Issued Shares and the issuance of the Primary Shares did not, does not and will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make the assumption set forth in this clause (e) with respect to the organizational documents listed in clauses (i) and (j) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP